As filed with the Securities and Exchange Commission on April 30, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
 _______________________
GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	6798	46-4654479
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1520 E. Grand Avenue
El Segundo, California 90245
(310) 469-6100
(Address, Including Zip Codes and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
Kevin A. Shields
Chief Executive Officer
Griffin Capital Essential Asset REIT II, Inc.
1520 E. Grand Avenue
El Segundo, California 90245
(310) 469-6100
(Name, Address, Including Zip Codes and Telephone Number,
Including Area Code, of Agent for Service)

With copies to:

Lauren B. Prevost, Esq. Seth K. Weiner, Esq. Morris, Manning & Martin, LLP 3343 Peachtree Road, NE 1600 Atlanta Financial Center Atlanta, Georgia 30326 (404) 504-7744	Howard S. Hirsch, Esq. Vice President and Secretary Griffin Capital Essential Asset REIT II, Inc. 1520 E. Grand Avenue El Segundo, California 90245 (310) 469-6100	Michael K. Rafter, Esq. Erin Reeves McGinnis, Esq. Nelson Mullins Riley & Scarborough LLP Atlantic Station 201 17th Street NW, Suite 1700 Atlanta, Georgia 30363 (404) 322-6000

 _______________________
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable following effectiveness of this Registration Statement and the satisfaction or waiver of all other conditions to the merger described herein.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-229101
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐ Accelerated filer ☐	Smaller reporting company ☐
Non-accelerated filer ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)        ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

 _______________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities being registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Class E Common Stock, $0.001 par value per share	702,857	N/A	$6,719,612.40	$814.42

(1)
Represents the maximum number of additional shares of the Registrant’s Class E common stock to be issued in connection with the merger described herein. The Registrant has previously registered 174,278,691 shares of Class E common stock pursuant to the registration statement on Form S-4 (Registration No. 333-229101), which was effective on February 4, 2019 by virtue of Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”). The Registrant now anticipates that up to 174,981,548 shares of its Class E common stock may be issued pursuant to the merger.

(2)
Estimated solely for purposes of determining the registration fee pursuant to Rule 457(f) under the Securities Act, the proposed maximum offering price is equal to the product of (a) the book value per share of the common stock Griffin Capital Essential Asset REIT, Inc. (“GCEAR”) of $10.02 as of April 29, 2019, and (b) the estimated number of additional shares of GCEAR common stock that may be exchanged for the Registrant's Class E common stock pursuant to the merger.

(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $121.20 per $1,000,000 of the proposed maximum aggregate offering price.
 ______________________________________________________________________

This registration statement will become effective automatically upon filing with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-4, as amended (Registration No. 333-229101) (the “Prior Registration Statement”), effective as of February 4, 2019 in accordance with the provisions of Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”), Griffin Capital Essential Asset REIT II, Inc. (the “Registrant”) registered an aggregate of 174,278,691 shares of its Class E common stock and paid an aggregate fee of $202,545.54. The Registrant is filing this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) of the Securities Act solely to register 702,857 additional shares of its Class E common stock for issuance in connection with the consummation of the merger contemplated by the Agreement and Plan of Merger dated as of December 14, 2018, by and among the Registrant, Griffin Capital Essential Asset Operating Partnership II, L.P., Globe Merger Sub, LLC, Griffin Capital Essential Asset REIT, Inc. and Griffin Capital Essential Asset Operating Partnership, L.P. In connection with the registration of additional shares of its Class E common stock, the Registrant is paying an additional registration fee of $814.42.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement incorporates by reference the contents of the Prior Registration Statement, including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional opinions and consents to be filed with this Registration Statement are listed on the Exhibit Index included with this Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description
5.1*	Opinion of Venable LLP as to the legality of the securities.
8.1*	Tax Opinion of Morris, Manning & Martin, LLP regarding reorganization.
8.2*	Tax Opinion of Morris, Manning & Martin, LLP regarding qualification as a REIT.
8.3*	Tax Opinion of Nelson Mullins Riley & Scarborough, LLP regarding reorganization.
8.4*	Tax Opinion of Nelson Mullins Riley & Scarborough, LLP regarding qualification as a REIT.
23.1*	Consent of Venable LLP as to the legality of the securities (included as part of the opinion filed as Exhibit 5.1 hereto and incorporated herein by reference).
23.2*	Consent of Morris, Manning & Martin, LLP as to tax issues regarding reorganization (included as part of the opinion filed as Exhibit 8.1 hereto and incorporated herein by reference).
23.3*	Consent of Morris, Manning & Martin, LLP as to tax issues regarding qualification as a REIT (included as part of the opinion filed as Exhibit 8.2 hereto and incorporated herein by reference).
23.4*	Consent of Nelson Mullins Riley & Scarborough, LLP as to tax issues regarding reorganization (included as part of the opinion filed as Exhibit 8.3 hereto and incorporated herein by reference).
23.5*
Consent of Nelson Mullins Riley & Scarborough, LLP as to tax issues regarding qualification as a REIT (included as part of the opinion filed as Exhibit 8.4 hereto and incorporated herein by reference).

23.6*	Consent of Ernst & Young LLP, independent registered accounting firm.
24.1*	Power of Attorney (included on the signature page of this Registration Statement).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on the 29th day of April, 2019.

Griffin Capital Essential Asset REIT II, Inc.

By: /s/ Javier F. Bitar
Javier F. Bitar
Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

The undersigned directors and officers of the Registrant hereby constitute and appoint Howard S. Hirsch and Javier F. Bitar, or either of them acting singly, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact to act in the name of and on behalf of the undersigned to sign for the undersigned and in their respective names as directors and officers of the Registrant in connection with this Registration Statement on Form S-4, to sign any and all amendments, including any Post-Effective Amendments, to such Registration Statement, to perform any and all such acts necessary or proper in connection with the filing of such Registration Statement, and, generally, to act for and in the name of the undersigned with respect to such filing.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Kevin A. Shields	Chief Executive Officer and Director (Principal Executive Officer)	April 29, 2019
Kevin A. Shields

/s/ Javier F. Bitar	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 29, 2019
Javier F. Bitar

/s/ Michael J. Escalante	President and Director	April 29, 2019
Michael J. Escalante

/s/ Samuel Tang	Independent Director	April 29, 2019
Samuel Tang

/s/ J. Grayson Sanders	Independent Director	April 29, 2019
J. Grayson Sanders

/s/ Kathleen S. Briscoe	Independent Director	April 29, 2019
Kathleen S. Briscoe